Exhibit 4.2


                         CHASE CREDIT CARD MASTER TRUST

             (formerly known as Chemical Master Credit Card Trust I)

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                                  (Transferor)

                            THE CHASE MANHATTAN BANK
                                   (Servicer)


                             UNDERWRITING AGREEMENT
                                (Standard Terms)



                                    November 6, 1996


Chase Securities Inc.
As Underwriter and as Representative
of the Underwriters named in the Terms Agreement
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

          Chase Manhattan Bank USA, National Association (the "Bank"), proposes to cause the Chase Credit Card Master Trust (formerly known as Chemical Master Credit Card Trust I) (the "Trust") to issue the Asset Backed Certificates designated in the applicable Terms Agreement (as hereinafter defined) (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") described in the applicable Terms Agreement between the Bank, as Transferor on and after June 1, 1996, The Chase Manhattan Bank, as Transferor prior to June 1, 1996 and as Servicer (the "Servicer"), and the trustee identified in the applicable Terms Agreement (the "Trustee"), as supplemented by the Series Supplement having the date stated in the applicable Terms Agreement, between the Bank, as Transferor, the Servicer and the Trustee (the "Supplement"). The Series of Certificates designated in the applicable Terms Agreement will be sold in a public offering through the underwriters listed on Schedule I to the applicable Terms Agreement, one or more of which may act as representative of such underwriters (any underwriter through which Certificates are sold shall be referred to herein as an "Underwriter" or, collectively, all such Underwriters may be referred to as the "Underwriter"; any representatives thereof may be referred to herein as a "Representative"). Certificates of any Series sold to the Underwriters shall be sold pursuant to a Terms Agreement by and between the Bank and the Representatives, a form of which is attached hereto as Exhibit A (a "Terms Agreement"), which incorporates by reference this Underwriting Agreement (the "Agreement," which may include the applicable Terms Agreement if the context so requires). Any Series of Certificates sold pursuant to any Terms Agreement may include the benefits of a letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account or other similar arrangement for the benefit of the Certificateholders of such Series ("Credit Enhancement"). With respect to any such Credit Enhancement, the Bank may enter into an agreement (the "Credit Enhancement Agreement") by and between the Bank and the provider of the Credit Enhancement (the "Credit Enhancement Provider"). The term "applicable Terms Agreement" means the Terms Agreement dated the date hereof. Each Certificate will represent a specified percentage undivided interest in the Trust. The assets of the Trust include, among other things, certain amounts due on a portfolio of MasterCard (Registered Trademark) and VISA (Registered Trademark) revolving credit card accounts of the Bank (the "Receivables"), and the benefit of the Credit Enhancement, if any. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Series of Certificates designated in the applicable Terms Agreement and no other Series of Asset Backed Certificates issued by the Trust.

          Section 1. Representations and Warranties of the Bank. Upon the execution of the applicable Terms Agreement, the Bank represents and warrants to each Underwriter that:

          (a) The Bank has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Certificates. Such registration statement, as amended at the time it was declared effective by the Commission, including all material incorporated by reference therein, including all information contained in any Additional Registration Statement (as defined herein) and deemed to be part of such registration statement as of the time such Additional Registration Statement (if any) was declared effective by the Commission pursuant to the General Instructions of the Form on which it was filed and including all information (if any) deemed to be a part of such registration statement as of the time it was declared effective by the Commission pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act (such registration statement, the "Initial Registration Statement") has been declared effective by the Commission. If any post-effective amendment has been filed with respect to the Initial Registration Statement, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. If (i) an additional registration statement, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) deemed to be a part of such additional registration statement pursuant to Rule 430A(b)(the "Additional Registration Statement") relating to the Certificates has been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to Rule 462(b), then the Certificates have been duly registered under the Act pursuant to the Initial Registration Statement and such Additional Registration Statement or (ii) an Additional Registration Statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to Rule 462(b), then upon such filing the Certificates will have been duly registered under the Act pursuant to the Initial

     Registration Statement and such Additional Registration Statement. If the Bank does not propose to amend the Initial Registration Statement or, if an Additional Registration Statement has been filed and the Bank does not propose to amend it and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of the applicable Terms Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act or, in the case of any Additional Registration Statement, Rule 462(b). The Initial Registration Statement and any Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." Copies of the Registration Statements, together with any post-effective amendments have been furnished to the Underwriters. The Bank proposes to file with the Commission pursuant to Rule 424 ("Rule 424") under the Act a supplement (the "Prospectus Supplement") to the form of prospectus included in a Registration Statement (such prospectus, in the form it appears in a Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424 is hereinafter referred to as the "Basic Prospectus") relating to the Certificates and the plan of distribution thereof. The Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the "Final Prospectus." Except to the extent that the Representative shall agree in writing to a modification, the Final Prospectus shall be in all substantial respects in the form furnished to the Underwriters prior to the execution of the relevant Terms Agreement, or to the extent not completed at such time, shall contain only such material changes as the Bank has advised the Representative, prior to such time, will be included therein. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424 is hereinafter called a "Preliminary Final Prospectus;"

          (b) The Initial Registration Statement, including such amendments thereto as may have been required on the date of the applicable Terms Agreement, and the Additional Registration Statement (if any), relating to the Certificates, have -been filed with the Commission and such Initial Registration Statement as amended, and the Additional Registration Statement (if any), have become effective. No stop order suspending the effectiveness of the Initial Registration Statement or the Additional Registration Statement (if any) has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission;

          (c) The Initial Registration Statement conforms, and any amendments or supplements thereto and the Final Prospectus will conform, in all material respects to the requirements of the Act, and do not and will not, as of the applicable effective date as to the Initial Registration Statement and any amendment thereto, as of the applicable filing date as to the Final Prospectus and any supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Additional Registration Statement (if any) and the Initial Registration Statement conform, in all material respects to the requirements of the Act, and do not and will not, as of the applicable effective date as to the Additional Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall apply only during the period that a prospectus relating to the Certificates is required to be delivered under the Act in connection with sales of such Certificates (such period being hereinafter sometimes referred to as the "prospectus delivery period"); provided, further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Bank by or on behalf of an Underwriter specifically for use in connection with the preparation of a Registration Statement and the Final Prospectus;

          (d) As of the Closing Date, the representations and warranties of the Bank, as Transferor, in the Pooling and Servicing Agreement and the Supplement will be true and correct;

          (e) The Bank has been duly organized and is validly existing as a national bank in good standing under the laws of the United States, with power and authority to own its properties and conduct its business as described in the Final Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Bank and its subsidiaries, taken as a whole;

          (f) The Certificates have been duly authorized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement and the Supplement, duly authenticated by the Trustee and paid for by the Underwriters in accordance with the terms of this Agreement and the applicable Terms Agreement, will be duly and validly executed, issued and delivered and entitled to the benefits provided by the Pooling and Servicing Agreement and the Supplement; each of the Pooling and Servicing Agreement and the Supplement have been duly authorized and, when executed and delivered by the Bank, as Transferor, each of the Pooling and Servicing Agreement and the Supplement will (assuming due execution and delivery by the Trustee) constitute a valid and binding agreement of the Bank; the Certificates, the Pooling and Servicing Agreement and the Supplement conform to the descriptions thereof in the Final Prospectus in all material respects; and, if applicable, when executed by the Bank, as Transferor, the Credit Enhancement Agreement will (assuming due execution and delivery by the Trustee and Credit Enhancement Provider) constitute a valid and binding agreement of the Bank;

          (g) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Bank for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Supplement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables;

          (h) The Bank is not in violation of its Articles of Association or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties is bound which would have a material adverse effect on the transactions contemplated herein, in the Pooling and Servicing Agreement or the Supplement. The execution, delivery and performance of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement, and the issuance and sale of the Certificates and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Bank or any of its properties or any material agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the properties of the Bank is subject, or the Articles of Association or By-laws of the Bank except for any such breaches or violations or defaults as would not individually or in the aggregate have a material adverse effect on the transactions contemplated herein, in the Pooling and Servicing Agreement and the Supplement;

          (i) Other than as set forth or contemplated in the Final Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Bank, threatened to which any of the Bank or its subsidiaries is or may be a party or to which any property of the Bank or its subsidiaries is or may be the subject which, if determined adversely to the Bank, could individually or in the aggregate reasonably be expected to have a material adverse effect on the Bank's credit card business or on the interests of the holders of the Certificates; and there are no contracts or other documents of a character required to be filed as an exhibit to the Initial Registration Statement or the Additional Registration Statement (if any) or to be described in the Initial Registration Statement, the Additional Registration Statement (if any) or the Basic Prospectus which are not filed or described as required; and

          (j) Each of this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Bank.

          Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Bank agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Bank, the principal amount of Certificates set forth opposite such Underwriter's name in Schedule I to the applicable Terms Agreement. The purchase price for the Certificates shall be as set forth in the applicable Terms Agreement.

          The Bank acknowledges and agrees that Chase Securities Inc. may sell Certificates to any of its affiliates, and that any such affiliates may sell such Certificates to Chase Securities Inc.

          Section 3. Delivery and Payment. Unless otherwise provided in the applicable Terms Agreement, payment for Certificates shall be made to the Bank or to its order by wire transfer of same day funds at the offices of Simpson Thacher & Bartlett in New York, New York at 10:00 A.M., New York City time, on the Closing Date (as hereinafter defined) specified in the Terms Agreement, or at such other time on the same or such other date as the Representative and the Bank may agree upon. The time and date of such payment for the Certificates as specified in the applicable Terms Agreement are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

          Unless otherwise provided in the applicable Terms Agreement, payment for the Certificates shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Certificates registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date. The Bank shall make the Certificates available for inspection by the Representatives in New York, New York not later than one full Business Day prior to the Closing Date.

          Section 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Certificates for sale to the public, which may include selected dealers, as set forth in the Final Prospectus.

          Section 5. Covenants of the Bank. The Bank covenants and agrees with the Underwriters that upon the execution of the applicable Terms
Agreement:

          (a) Immediately following the execution of such applicable Terms Agreement, the Bank will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Certificates are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Bank deems appropriate. The Bank will file such Prospectus Supplement with the Commission pursuant to Rule 424 within the time prescribed therein and will provide evidence satisfactory to the Representative of such timely filing. In addition, to the extent that any Underwriter (i) has provided to the Bank Collateral Term Sheets (as defined below) that such Underwriter has provided to a prospective investor, the Bank has filed such Collateral Term Sheets as an exhibit to a report on Form 8-K within two business days of its receipt thereof, or
     (ii) has provided to the Bank Structural Term Sheets or Computational Materials (each as defined below) that such Underwriter has provided to a prospective investor, the Bank will file or cause to be filed with the Commission a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Final Prospectus is filed with the Commission pursuant to Rule 424.

          (b) During the prospectus delivery period, before filing any amendment or supplement to the Initial Registration Statement, the Additional Registration Statement (if any) or the Final Prospectus, the Bank will furnish to the Representative a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

          (c) During the prospectus delivery period, the Bank will advise the Representative promptly after it receives notice thereof, (i) when any amendment to any Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment or supplement to any Registration Statement or the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Bank of any notification with respect to any suspension of the qualification of the Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and will use its best efforts to prevent the issuance of any such stop order or notification and, if any is issued, will promptly use its best efforts to obtain the withdrawal thereof.

          (d) If, at any time during the prospectus delivery period, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act, the Bank promptly will prepare and file with the Commission, an amendment or a supplement which will correct such statement or omission or effect such compliance.

          (e) The Bank will endeavor to qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Certificates; provided, however, that the Bank shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided, further, that the Bank shall not be required to file a general consent to service of process in any jurisdiction.

          (f) The Bank will furnish to the Representative, without charge, two copies of each Registration Statement (including exhibits thereto), one of which will be signed, and to each Underwriter conformed copies of each Registration Statement (without exhibits thereto) and, during the prospectus delivery period, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request.

          (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever first occurs, the Bank will deliver to the Underwriters (i) the annual statements of compliance, (ii) the annual independent certified public accountants' reports furnished to the Trustee, (iii) all documents required to be distributed to Certificateholders of the Trust and (iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Trustee or filed or, if an affiliate of the Bank is not the Servicer, as soon thereafter as practicable.

          (h) The Bank will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation: (i) expenses of preparing, printing and reproducing each Registration Statement, the Preliminary Final Prospectus, the Final Prospectus, this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Certificates, (ii) the cost of delivering the Certificates to the Underwriters, (iii) any fees charged by investment rating agencies for the rating of such Certificates, and (iv) the reasonable expenses and costs (not to exceed the amount specified in the applicable Terms Agreement) incurred in connection with "blue sky" qualification of the Certificates for sale in those states designated by the Underwriters and the printing of memoranda relating thereto (it being understood that, except as specified in this paragraph (h) and in Sections 8 and 9 hereof, the Underwriters will pay all their own costs and expenses, including the cost of printing any Agreement Among Underwriters, the fees of counsel to any Underwriter, transfer taxes on resale of any Certificates by them and advertising expenses connected with any offers that they may make).

          (i) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall furnish such documents and take any such other actions.

          (j) The Bank will cause the Trust to make generally available to Certificateholders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Initial Registration Statement (or, if later, the effective date of the Additional Registration Statement), which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

          (k) During the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, the Bank will not offer, sell, contract to sell or otherwise dispose of any credit card asset-backed securities of the Bank which are substantially similar to the Certificates without the prior written consent of the Representative or unless such securities are referenced in the Terms Agreement.

          Section 6. Representations and Warranties of the Underwriters. Each Underwriter represents, warrants, covenants and agrees with the Bank that:

          (a) It either (A) has not provided any potential investor with a Collateral Term Sheet (that is required to be filed with the Commission within two business days of first use under the Terms of the Public Securities Association Letter as described below), or (B) has, substantially contemporaneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet to the Bank, which Collateral Term Sheet, if any, is attached to this Agreement as Exhibit B.

          (b) It either (A) has not provided any potential investor with a Structural Term Sheet or Computational Materials, or (B) has provided any such Structural Term Sheet or Computational Materials to the Bank, which Structural Term Sheets and Computational Materials, if any, are attached to this Agreement as Exhibit C.

          (c) It either (A) has not provided any potential investor with a Series Term Sheet or (B) has provided any Series Term Sheet to the Bank, which Series Term Sheets, if any, are attached to this Agreement as Exhibit D.

          (d) Each Collateral Term Sheet bears a legend indicating that the information contained therein will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

          (e) Each Structural Term Sheet and Series Term Sheet and all Computational Materials bear a legend substantially as follows (or in such other form as may be agreed prior to the date of this Agreement):

          This information does not constitute either an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Information contained herein is confidential and provided for information only, does not purport to be complete and should not be relied upon in connection with any decision to purchase the securities. This information supersedes any prior versions hereof and will be deemed to be superseded by any subsequent versions including, with respect to any description of the securities or the underlying assets, the information contained in the final Prospectus and accompanying Prospectus Supplement. Offers to sell and solicitations of offers to buy the securities are made only by the final Prospectus and the related Prospectus Supplement.

          (f) It (at its own expense) agrees to provide to the Bank any accountants' letters obtained relating to the Collateral Term Sheets, Structural Term Sheets and Computational Materials, which accountants' letters shall be addressed to the Bank.

          (g) It has not, and will not, without the prior written consent of the Bank, provide any Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials to any investor after the date of this Agreement.

          (h) It has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in
     Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1995 or who is a person to whom the document may otherwise lawfully be issued or passed on, it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

          For purposes of this Agreement, "Collateral Term Sheets" and "Structural Term Sheets" shall have the respective meanings assigned to them in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term

Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994). "Series Term Sheet" has the meaning assigned to it in the April 4, 1996 letter of Latham & Watkins on behalf of Greenwood Trust Company (which letter, and the SEC staff's response thereto, were publicly available April 5, 1996).

          Section 7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for Certificates on the Closing Date shall be subject to the accuracy of the representations and warranties of the Bank contained herein, to the accuracy of the statements of the Bank made in any certificates pursuant to the terms hereof, to the performance by the Bank of its obligations hereunder and under the applicable Terms Agreement and to the following additional conditions:

          (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period prescribed for such filing by the rules and regulations of the Commission under the Act and in accordance with Section 5(a) of this Agreement; and, as of the Closing Date, no stop order suspending the effectiveness of any Registration Statement shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; and all requests for additional information from the Commission with respect to any Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

          (b) Subsequent to the date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Bank which materially impairs the investment quality of the Certificates;
     (ii) any suspension or material limitation of trading of securities generally on the New York Stock Exchange or the American Stock Exchange;
     (iii) a declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities; or
     (iv) any material outbreak or declaration of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Certificates on the terms specified herein and the applicable Terms Agreement.

          (c) The Underwriters have received a certificate of a Vice President or other proper officer of the Bank, dated the Closing Date, in which such officer, to the best of his knowledge, shall state that (i) the representations and warranties of the Bank in this Agreement are true and correct in all material respects, (ii) the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of a Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission and (iv) the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Bank shall have furnished to the Underwriters the opinions of Simpson Thacher & Bartlett, counsel for the Bank, dated the Closing Date, in substantially the forms attached hereto as Exhibits 1 through 3, with only such changes as shall be reasonably satisfactory to the Representative.

          (e) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, an opinion dated the Closing Date, with respect to the validity of the Certificates, the Initial Registration Statement, the Additional Registration Statement (if any), the Final Prospectus and such other related matters as the Underwriters may reasonably require, and the Bank shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

          (f) At the date of the applicable Terms Agreement and at the Closing Date, Price Waterhouse LLP (or such other independent public accountants as shall be named in the applicable Terms Agreement), certified independent public accountants for the Bank, shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of the applicable Terms Agreement and as of the Closing Date confirming that they are certified independent public accountants within the meaning of the Act and the Exchange Act, and the respective applicable published rules and regulations thereunder and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters.

          (g) The Underwriters shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware, reflecting the interest of the Trustee in the Receivables and the proceeds thereof.

                 (h) The Underwriters shall have received from Emmet, Marvin & Martin, LLP, counsel to the Trustee, an opinion, dated the Closing Date, to the effect that:

                          (i) The Trustee has been duly organized and is validly existing as a banking corporation under the laws of New York and has the corporate power and authority to conduct business and affairs as a trustee.

                          (ii) The Trustee has the corporate power and authority to perform the duties and obligations of trustee under, and to accept the trust contemplated by, the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement.

                          (iii) Each of the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement has been duly authorized, executed, and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

                          (iv) The Certificates have been duly executed and authenticated by the Trustee.

                          (v) Neither the execution nor the delivery by the Trustee of the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement nor the consummation of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Trustee.

                          (vi) The execution and delivery of the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement by the Trustee and the performance by the Trustee of their respective terms do not conflict with or result in a violation of (x) any law or regulation of any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Trustee, or (y) the Certificate of Incorporation or By-laws of the Trustee.

                 (i) The Underwriters shall be named as recipients or shall have received reliance letters, if applicable, with respect to any opinions delivered to the Bank by counsel of the Credit Enhancement Provider, if any.

                 (j) The Underwriters shall have received evidence satisfactory to them that the Certificates shall be rated in accordance with the applicable Terms Agreement by the Rating Agency.

                 (k) The Underwriters shall have received a certificate of a Vice President or other proper officer of the Servicer, dated the Closing Date, in which such officer, to the best of his or her knowledge, shall state that the representations and warranties of the Servicer in the Pooling and Servicing Agreement and the Supplement are true and correct.

                 (l) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters in all material respects and the Underwriters and counsel for the Underwriters shall have received such information, certificates and documents as the Underwriters or counsel for the Underwriters may reasonably request.

                 If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Bank in writing or by telephone or facsimile confirmed in writing.

                 Section 8. Reimbursement of Underwriters' Expenses. If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 (other than the condition set forth in paragraph (b) of Section 7) is not satisfied, or because of any refusal, inability or failure on the part of the Bank to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Bank will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Certificates and upon demand the Bank shall pay the full amount thereof to the Representative.

                 Section 9. Indemnification and Contribution. (a) The Bank agrees to indemnify and hold harmless each Underwriter, each of the directors thereof, each of the officers who are involved in the Offering and each person, if any, who controls each Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or any other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or preparing to defend or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Bank by or on behalf of the Underwriters specifically for use therein, and (ii) such indemnity with respect to any Preliminary Final Prospectus shall not inure to the benefit of the Underwriter (or any person controlling any of the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as supplemented) at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as supplemented). This indemnity agreement will be in addition to any liability which the Bank may otherwise have.

                 (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Bank, each of the directors thereof, each of the officers who signs a Registration Statement, and each person who controls the Bank within the meaning of the Act, to the same extent as the foregoing indemnities from the Bank to the Underwriters, but only with reference to written information furnished to the Bank by or on behalf of that Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                 (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9 unless the indemnifying party is materially prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriter being indemnified in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause
(i) or (iii).

                 (d) If recovery is not available or is insufficient under the foregoing indemnification provisions of this Section 9, for any reason other than as specified herein, the parties entitled to indemnification by the terms hereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the Bank and the Underwriters are entitled, there shall be considered the relative benefits received by each from the offering of the Certificates (taking into account the total proceeds of the offering received by the Bank and the total underwriting discounts and commissions received by the Underwriters), their relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Bank and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. None of the Underwriters nor any person controlling such

Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Certificates purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

                 Section 10. Default by an Underwriter. (a) If, on the Closing Date, any Underwriter or Underwriters default in the performance of its or their obligations under this Agreement, the Representative may make arrangements for the purchase of such Certificates by other persons satisfactory to the Bank and the Representative, including any of the Underwriters, but if no such arrangements are made by the Closing Date, then each remaining non-defaulting Underwriter shall be severally obligated to purchase the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Certificates set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I to the Terms Agreement bears to the aggregate principal amount of Certificates set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I to the Terms Agreement; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Certificates on the Closing Date if the aggregate principal amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate principal amount of the Certificates to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Certificates which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satisfactory to the Representative and the Bank do not elect to purchase the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank, except that the provisions of Section 11 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I to the Terms Agreement who, pursuant to this Section 10, purchases Certificates which a defaulting Underwriter agreed but failed to purchase.

                 (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other Underwriters are obligated or agree to purchase the Certificates of a defaulting Underwriter, either the Representative or the Bank may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Bank or counsel for the Underwriters may be necessary in the Initial Registration Statement, the Additional Registration Statement (if any), the Final Prospectus or in any other document or arrangement, and the Bank agrees to file promptly any amendment or supplement to the Registration Statements or the Final Prospectus that effects any such changes.

                 Section 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Bank and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of you or the Bank or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Certificates. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

                 Section 12. Notices. All communication hereunder shall be in writing and, if sent to the Underwriters will be mailed, delivered or telecopied and confirmed to them at 270 Park Avenue, New York, New York 10017,
Attention: David A. Howard Jr., Telecopy No: (212) 834-6564; if sent to the Bank, will be mailed, delivered or telecopied and confirmed to them care of Chase Manhattan Bank USA, National Association, at 802 Delaware Avenue, Wilmington, Delaware, 19801, Telecopy No.: (302) 575-5467, Attention: Keith Schuck, Vice President.

                 Section 13. Miscellaneous. This Agreement is to be governed by, and construed in accordance with, the laws of the State of New York; it may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person shall have any right or obligation hereunder. This Agreement supersedes all prior agreements and understandings between the parties relating to the subject matter hereof, other than those contained in the Terms Agreement executed in connection herewith. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                 Section 14. Effectiveness. This Agreement shall become effective upon execution and delivery of the applicable Terms Agreement.

                 If you are in agreement with the foregoing, please sign the counterpart hereof and return it to the Bank, whereupon this letter and your acceptance shall become a binding agreement among the Bank and the several Underwriters.

                                           Very truly yours,

                                           CHASE MANHATTAN BANK USA,
                                             NATIONAL ASSOCIATION


                                           By /s/ Keith Schuck
                                           Name:  Keith Schuck
                                           Title: Vice President


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

Chase Securities Inc.
As Representative of the
Underwriters named in Schedule I
to the Terms Agreement


By /s/ David A. Howard Jr.
Name:  David A. Howard Jr.
Title:  Managing Director

                                                                   EXHIBIT A
                                                   TO UNDERWRITING AGREEMENT


                         CHASE CREDIT CARD MASTER TRUST

         CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-4

         CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-4


                                 TERMS AGREEMENT
                                 ---------------


                                                   Dated:  November 6, 1996

To:      Chase Manhattan Bank USA, National Association

Re:      Underwriting Agreement dated November 6, 1996

Series Designation:  Series 1996-4

Underwriters:

                 The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agreement as such Underwriting Agreement is incorporated herein and made a part hereof.

Terms of the Certificates:

            Initial Invested    Interest Rate        Price to
Class       Amount              or Formula           Public (1)
-----       ----------------    -------------        ----------

Class A     $1,400,000,000      LIBOR + 0.13%        100%
Class B     $116,666,000        LIBOR + 0.35%        100%

(1)      Plus accrued interest at the applicable rate from November 14, 1996.

Distribution Dates: the 15th calendar day (or if such 15th day is not a business day, the next succeeding business day) of each Month, commencing December 16, 1996.

Certificate Ratings:

Class A:         AAA by Standard & Poor's
                 Aaa by Moody's

Class B:         A by Standard & Poor's
                 A2 by Moody's

Credit Enhancement Provider: Union Bank of Switzerland

Trustee:  The Bank of New York

Pooling and Servicing Agreement: The Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996, between Chase Manhattan Bank USA, National Association, as Transferor, The Chase Manhattan Bank, as Servicer, and The Bank of New York, as Trustee, on behalf of the Certificateholders of Chase Credit Card Master Trust.

Supplement: Series 1996-4 Supplement, dated as of November 14, 1996, between Chase Manhattan Bank USA, National Association, as Transferor, The Chase Manhattan Bank, as Servicer, and The Bank of New York, as Trustee, on behalf of the Series 1996-4 Certificateholders

Purchase Price:

                 The purchase price payable by the Underwriters for the Certificates covered by this Agreement will be the following percentage of the principal amounts to be issued:

                 Per Class A Certificate: 99.6%

                 Per Class B Certificate: 99.575%

Registration Statement:  Registration No. 333-04607

Underwriting Commissions, Concessions and Discounts:

                 The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class A and Class B Certificates, shall be as follows:

            Underwriting
              Discounts          Selling
 Class     and Concessions     Concessions     Reallowance
 -----     ---------------     -----------     -----------

Class A        0.400%            0.275%           0.125%
Class B        0.425%            0.300%           0.125%

Closing Date:  November 14, 1996, 10:00 a.m., New York Time

Location of Closing: Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017

Payment for the Certificates:  Wire transfer of same day funds

Blue Sky Fees:  Up to $25,000

Opinion Modifications:  None

Other securities being offered concurrently:  None.


                 The Underwriters agree, severally and not jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the above referenced Series of Certificates set forth opposite their names on Schedule I hereto.

Chase Securities Inc.
As Representative of the
Underwriters named in
Schedule I hereto.



By: /s/ David A. Howard Jr.
Name:  David A. Howard Jr.
Title: Managing Director



Accepted:

Chase Manhattan Bank USA, National Association



By: /s/ Keith Schuck
Name:  Keith Schuck
Title: Vice President

                                   SCHEDULE I
                     TO EXHIBIT A TO UNDERWRITING AGREEMENT


                                  UNDERWRITERS


$1,400,000,000 Principal Amount of Class A Floating Rate Asset Backed Certificates, Series 1996-4

                                                   Principal Amount
                                                   ----------------

Chase Securities Inc.                                 233,335,000
First Chicago Capital Markets, Inc.                   233,333,000
Lehman Brothers Inc.                                  233,333,000
Morgan Stanley & Co. Incorporated                     233,333,000
Salomon Brothers Inc                                  233,333,000
UBS Securities LLC                                    233,333,000
     Total                                         $1,400,000,000



$116,666,000 Principal Amount of Class B Floating Rate Asset Backed Certificates, Series 1996-4

                                                  Principal Amount
                                                  ----------------

Chase Securities Inc.                               $116,666,000